Exhibit 20.2
WFS FINANCIAL 2005-2 OWNER TRUST
Distribution Date Statement
for Collection Period ended September 30, 2005
for Distribution Date of October 17, 2005

COLLECTIONS			DOLLARS
Principal Payments Received			45,482,557.16
Interest Payments Received			12,405,341.86

Total Payments received			57,887,899.02
Plus / (Less) :
Net Servicer Advances			48,914.37
Investment Earnings on funds in the Collection Account			171,817.87

Net Collections			58,108,631.26
Plus / (Less) :
Funds in Spread Account			7,522,867.46

Total Available Funds			65,631,498.72

DISTRIBUTIONS

Servicing Fee		1,332,106.00
Trustee and Other Fees		4,047.15

Total Fee Distribution			1,336,153.15

Note Interest Distribution Amount - Class A-1	49,750.40
Note Interest Distribution Amount - Class A-2	1,366,625.00
Note Interest Distribution Amount - Class A-3	1,390,000.00
Note Interest Distribution Amount - Class A-4	708,802.08

	3,515,177.48

Note Principal Distribution Amount - Class A-1	20,395,312.91
Note Principal Distribution Amount - Class A-2	25,021,881.38
Note Principal Distribution Amount - Class A-3	0.00
Note Principal Distribution Amount - Class A-4	0.00

	45,417,194.29

Total Class A Interest and Principal Distribution			48,932,371.77

Note Interest Distribution Amount - Class B-1	214,218.75
Note Principal Distribution Amount - Class B-1	0.00

Total Class B Interest and Principal Distribution			214,218.75

Note Interest Distribution Amount - Class C-1	231,000.00
Note Principal Distribution Amount - Class C-1	0.00

Total Class C Interest and Principal Distribution			231,000.00

Note Interest Distribution Amount - Class D-1	196,625.00
Note Principal Distribution Amount - Class D-1	0.00

Total Class D Interest and Principal Distribution			196,625.00

Spread Account Deposit			14,721,130.05

Total Distributions			65,631,498.72

WFS FINANCIAL 2005-2 OWNER TRUST
Distribution Date Statement
for Collection Period ended September 30, 2005
for Distribution Date of October 17, 2005

PORTFOLIO DATA:	# of loans
Beginning Aggregate Principal Balance	77,781		1,278,821,528.85
Additional Funding	—		—

Less: Principal Payments		(19,621,501.17)
Full Prepayments	(1,643)	(22,868,642.31)
Partial Prepayments	—	—
Liquidations	(284)	(4,259,110.97)

			(46,749,254.45)

Ending Aggregate Principal Balance	75,854		1,232,072,274.40
Ending Outstanding Principal Balance of Notes			1,168,728,118.62

Excess (Current Overcollateralization Amount)			63,344,155.78
Overcollateralization Level			5.14%

Overcollateralization Amount			63,344,155.78

OTHER RELATED INFORMATION:

Spread Account:

Beginning Balance		7,500,000.00
Investment earnings on funds in spread account		22,867.46
Less: Funds included in Total Available Funds		(7,522,867.46)
Deposits		14,721,130.05
Excess Spread Amount		(7,221,130.05)

Ending Balance			7,500,000.00

Beginning Initial Deposit		7,500,000.00
Repayments		(7,221,130.05)

Ending Initial Deposit			278,869.95

Servicer Advances:
Beginning Unreimbursed Advances		1,454,722.23
Net Advances		48,914.37

			1,503,636.60

Net Charge-Off Data:
Charge-Offs		6,016,943.37
Recoveries		(1,453,522.01)

Net Charge-Offs			4,563,421.36

Delinquencies (P&I):	# of loans
30-59 Days	1,322	17,732,608.06
60-89 Days	384	5,206,908.14
90-119 Days	129	1,453,001.28
120 days and over	4	51,337.33

Repossessions	74	708,245.11

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the Sale and Servicing Agreement)	0		0

Cumulative Charge-Off Percentage			0.30%

WAC			11.5772%
WAM			59.610

WFS FINANCIAL 2005-2 OWNER TRUST
Distribution Date Statement
for Collection Period ended September 30, 2005
for Distribution Date of October 17, 2005

		Beginning		Remaining	Total
	Original	Outstanding	Principal	Outstanding	Principal
	Principal	Principal	Distribution	Principal	and Interest
Classes	Balance	Balance	Amount	Balance	Distribution
A-1	265,000,000.00	20,395,312.91	20,395,312.91	0.00	20,445,063.31

A-2	435,000,000.00	435,000,000.00	25,021,881.38	409,978,118.62	26,388,506.38

A-3	400,000,000.00	400,000,000.00	0.00	400,000,000.00	1,390,000.00

A-4	193,750,000.00	193,750,000.00	0.00	193,750,000.00	708,802.08

B-1	56,250,000.00	56,250,000.00	0.00	56,250,000.00	214,218.75

C-1	60,000,000.00	60,000,000.00	0.00	60,000,000.00	231,000.00

D-1	48,750,000.00	48,750,000.00	0.00	48,750,000.00	196,625.00

TOTAL	1,458,750,000.00	1,214,145,312.91	45,417,194.29	1,168,728,118.62	49,574,215.52

		Note Monthly		Total
		Interest	Prior	Interest	Interest	Current
Note	Interest	Distributable	Interest	Distributable	Distribution	Interest
Classes	Rate	Amount	Carryover	Amount	Amount	Carryover
A-1	3.13625%	49,750.40	0.00	49,750.40	49,750.40	0.00

A-2	3.77000%	1,366,625.00	0.00	1,366,625.00	1,366,625.00	0.00

A-3	4.17000%	1,390,000.00	0.00	1,390,000.00	1,390,000.00	0.00

A-4	4.39000%	708,802.08	0.00	708,802.08	708,802.08	0.00

B-1	4.57000%	214,218.75	0.00	214,218.75	214,218.75	0.00

C-1	4.62000%	231,000.00	0.00	231,000.00	231,000.00	0.00

D-1	4.84000%	196,625.00	0.00	196,625.00	196,625.00	0.00

TOTAL		4,157,021.23	0.00	4,157,021.23	4,157,021.23	0.00

WFS FINANCIAL 2005-2 OWNER TRUST
Officer’s Certificate
for Collection Period ended September 30, 2005
for Distribution Date of October 17, 2005
Detailed Reporting
See Schedule F
WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of September 30, 2005 and were performed in conformity with the Sale and Servicing Agreement dated March 01, 2005.

Lori Bice
Assistant Vice President Director Technical Accounting

Susan Tyner
Vice President Assistant Controller